Exhibit T3A-42

NEW JERSEY DEPARTMENT OF THE TREASURY

DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF FORMATION

COLUMBIA CARE NJ REALTY LLC

0450790500

The above-named DOMESTIC LIMITED LIABILITY COMPANY was duly filed in accordance with New Jersey State Law on 03/28/2022 and was assigned identification number 0450790500. Following are the articles that constitute its original certificate.

1.	Name:

COLUMBIA CARE NJ REALTY LLC

2.	Registered Agent:

CORPORATION SERVICE COMPANY

3.	Registered Office:

100 CHARLES EWING BLVD

PRINCETON SOUTH CORPORATE CTR, SUI

EWING, NEW JERSEY 08628

4.	Business Purpose:

REAL ESTATE HOLDING COMPANY

5.	Duration:

PERPETUAL

6.	Effective Date of this Filing is:

03/28/2022

7.	Members/Managers:

COLUMBIA CARE LLC

321 BILLERICA ROAD

SUITE 204

CHELMSFORD, MASSACHUSETTS 01824

8.	Main Business Address:

321 BILLERICA ROAD

SUITE 204

CHELMSFORD, MASSACHUSETTS 01824

Signatures:

NICHOLAS VITA

AUTHORIZED REPRESENTATIVE

Certificate Number : 4168205892 Verify this certificate online at https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp	IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal 28th day of March, 2022 /s/ Elizabeth Maher Muoio Elizabeth Maher Muoio State Treasurer